As filed with the U.S. Securities and Exchange Commission on January 12, 2018

Registration No. 333-221848

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FORUM MERGER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	6770	81-4619427
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

c/o Forum Investors I, LLC

135 East 57th Street

8th Floor

New York, New York 10022

(212) 739-7860

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David Boris

Co-Chief Executive Officer

Forum Merger Corporation

c/o Forum Investors I, LLC

135 East 57th Street

8th Floor

New York, New York 10022

(212) 739-7860

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Douglas S. Ellenoff, Esq. Stuart Neuhauser, Esq. Tamar A. Donikyan, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105-0302 (212) 370-1300	John A. McKenna, Jr. President and Chief Executive Officer, and Chairman of the Board C1 Investment Corp. 3344 Highway 149 Eagan, MN 55121 (888) 321-6227	Mehdi Khodadad, Esq. John T. McKenna, Esq. Alan Hambelton, Esq. Cooley LLP 3175 Hanover Street Palo Alto, California 94304 (650) 843-5000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective and after all conditions under the Merger Agreement to consummate the proposed merger are satisfied or waived.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company and emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated ☒	Smaller reporting company ☐	Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the SEC, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 2 (Amendment No. 2) to the Registration Statement on Form S-4 (File No. 333-221848) of Forum Merger Corporation (Registration Statement) is being filed solely for the purpose of filing exhibits in Part II of this Amendment No. 2. This Amendment No. 2 does not modify any provision of the proxy statement/prospectus that forms a part of the Registration Statement. Accordingly, a preliminary proxy statement/prospectus has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended, or the Securities Act.

Forum’s amended and restated certificate of incorporation provides for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law, and Forum’s bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law.

In addition, effective upon the consummation of the Business Combination, as defined in Part I of this registration statement, Forum has entered or will enter into indemnification agreements with directors, officers, and some employees containing provisions which are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements will require Forum, among other things, to indemnify its directors against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Item 21.	Exhibits and Financial Statement Schedules.

(a)	The following exhibits are filed as part of this Registration Statement:

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Description of Document	Schedule/Form	File Number	Exhibits	Filing Date

1.2	Letter Agreement between Forum and EBC	Form S-1	333-217187	1.2	March 21, 2017

2.1*	Agreement and Plan of Merger, dated as of November 30, 2017, by and among Forum Merger Corporation, FMC Merger Subsidiary Corp., FMC Merger Subsidiary LLC, Clearlake Capital Management III, L.P., and C1 Investment Corp. (Included as Annex A to the proxy statement/prospectus forming a part of this Registration Statement)	Form S-4	333-221848	2.1	January 8, 2018

3.1	Amended and Restated Certificate of Incorporation of Forum	Form 8-K	001-38053	3.1	April 12, 2017

3.2	Bylaws of Forum	Form S-1	333-217187	3.3	March 21, 2017

3.3	Form of Amendment to Amended and Restated Certificate of Incorporation (Included as Annex B to the proxy statement/prospectus forming a part of this Registration Statement)	Form S-4	333-221848	3.3	January 8, 2018

3.4	Form of Amended and Restated Certificate of Incorporation (Included as Annex C to the proxy statement/prospectus forming a part of this Registration Statement)	Form S-4	333-221848	3.4	January 8, 2018

3.5	Form of Amended and Restated Bylaws	Form S-4	333-221848	3.5	December 1, 2017

		Incorporated by Reference
Exhibit Number	Description of Document	Schedule/Form	File Number	Exhibits	Filing Date

4.1	Specimen Unit Certificate	Form S-1	333-217187	4.1	March 29, 2017

4.2	Specimen Common Stock Certificate	Form S-1	333-217187	4.2	March 29, 2017

4.3	Specimen Warrant Certificate	Form S-1	333-217187	4.3	March 29, 2017

4.4	Specimen Right Certificate	Form S-1	333-217187	4.4	March 29, 2017

4.5	Warrant Agreement, dated April 6, 2017, between Continental Stock Transfer & Trust Company and Forum	Form 8-K	001-38053	4.1	April 12, 2017

4.6	Form of Unit Purchase Option between Forum and EBC	Form S-1	333-217187	4.6	March 21, 2017

4.7**	Specimen Common Stock Certificate of the Combined Entity

5.1**	Opinion of Ellenoff Grossman & Schole as to the validity of the shares of Forum Common Stock

8.1	Opinion of Ellenoff Grossman & Schole LLP as to certain tax matters	Form S-4	333-221848	8.1	January 8, 2018

8.2	Opinion of Cooley LLP as to certain tax matters	Form S-4	333-221848	8.2	January 8, 2018

10.1	Investment Management Trust Account Agreement, dated April 6, 2017, between Continental Stock Transfer & Trust Company and Forum	Form 8-K	001-38053	10.1	April 12, 2017

10.2	Right Agreement, dated April 6, 2017, between Forum and Continental Stock Transfer & Trust Company	Form 8-K	001-38053	10.2	April 12, 2017

10.3	Stock Escrow Agreement, dated April 6, 2017 between Forum, Forum Investors I, LLC and Continental Stock Transfer & Trust Company	Form 8-K	001-38053	10.3	April 12, 2017

10.4	Registration Rights Agreement among Forum and Forum Investors I, LLC	Form 8-K	001-38053	10.4	April 12, 2017

10.5	Letter Agreement by and between Forum and Forum Investors I, LLC	Form 8-K	001-38053	10.5	April 12, 2017

10.6	Letter Agreement by and between Forum and its officers and directors	Form 8-K	001-38053	10.6	April 12, 2017

10.7	Second Amended and Restated Unit Subscription Agreement dated April 6, 2017 among Forum and Forum Investors I, LLC	Form 8-K	001-38053	10.7	April 12, 2017

10.8	Administrative Services Agreement, dated April 6, 2017, between Forum and Forum Capital Management, LLC	Form 8-K	001-38053	10.8	April 12, 2017

10.9	Business Combination Marketing Agreement, dated April 6, 2017, between Forum and EBC	Form 8-K	001-38053	10.9	April 12, 2017

10.10	Form of Unit Purchase Option between Forum and EBC and it designees	Form 8-K	001-38053	10.10	April 12, 2017

10.11	Form of Subscription Agreement for Placement Units	Form S-1	333-217187	10.5	March 21, 2017

		Incorporated by Reference
Exhibit Number	Description of Document	Schedule/Form	File Number	Exhibits	Filing Date

10.12	Securities Subscription Agreement, dated December 28, 2016, between Forum and Forum Investors I, LLC	Form S-1	333-217187	10.7	March 21, 2017

10.13	Form of Right Agreement	Form S-1	333-217187	10.8	March 29, 2017

10.14*	Form of Amended and Restated Registration Rights Agreement by and among Forum, Forum Investors I, LLC, Clearlake Capital Management III, L.P. and other stockholders (Included in Annex A to the proxy statement/prospectus forming a part of this Registration Statement)	Form S-4	333-221848	10.14	January 8, 2018

10.15†	Form of 2018 Equity Incentive Plan (Included as Annex D to the proxy statement/prospectus forming a part of this Registration Statement)	Form S-4	333-221848	10.15	January 8, 2018

10.16†**	Form of Stock Option Agreement, Notice of Exercise and Stock Option Grant Notice under the 2018 Equity Incentive Plan

10.17†**	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement under the 2018 Equity Incentive Plan

10.18†	Form of 2018 Employee Stock Purchase Plan (Included as Annex E to the proxy statement/prospectus forming a part of this Registration Statement)	Form S-4	333-221848	10.18	January 8, 2018

10.19†	Offer letter dated June 16, 2014 between ConvergeOne Holdings Corp. and John A. McKenna, Jr.	Form S-4	333-221848	10.19	December 1, 2017

10.20†	Offer letter dated June 16, 2014 between ConvergeOne Holdings Corp. and Jeffrey Nachbor	Form S-4	333-221848	10.20	December 1, 2017

10.21†	Offer letter dated June 16, 2014 between ConvergeOne Holdings Corp. and John Lyons	Form S-4	333-221848	10.21	December 1, 2017

10.22†	Offer letter dated June 16, 2014 between ConvergeOne Holdings Corp. and Paul Maier	Form S-4	333-221848	10.22	December 1, 2017

10.23**	Form of Indemnity Agreement

10.24	Revolving Loan Credit Agreement dated June 20, 2017 among C1 Intermediate Corp., ConvergeOne Holdings Corp., ConvergeOne, Inc., the Lenders party thereto, Wells Fargo Commercial Distribution Finance, LLC, and Wells Fargo Bank, N.A.	Form S-4	333-221848	10.24	December 1, 2017

		Incorporated by Reference
Exhibit Number	Description of Document	Schedule/Form	File Number	Exhibits	Filing Date

10.25	Guarantee and Collateral Agreement dated June 20, 2017 among C1 Intermediate Corp., ConvergeOne, Inc., ConvergeOne Holdings Corp., the Subsidiaries of ConvergeOne Holdings Corp. from time to time party thereto, and Wells Fargo Commercial Distribution Finance, LLC	Form S-4	333-221848	10.25	December 1, 2017

10.26	Term Loan Agreement dated June 20, 2017 among ConvergeOne Holdings Corp., C1 Intermediate Corp., the Lenders party thereto, and JPMorgan Chase Bank, N.A.	Form S-4	333-221848	10.26	December 1, 2017

10.27	Incremental Amendment dated July 28, 2017 among C1 Intermediate Corp., ConvergeOne Holdings Corp., the Guarantors party thereto, Credit Suisse AG, Cayman Islands Branch and JPMorgan Chase Bank, N.A.	Form S-4	333-221848	10.27	December 1, 2017

10.28	Incremental Amendment dated October 25, 2017 among C1 Intermediate Corp., ConvergeOne Holdings Corp., the Guarantors party thereto, Credit Suisse AG, Cayman Islands Branch and JPMorgan Chase Bank, N.A.	Form S-4	333-221848	10.28	December 1, 2017

10.29	Guarantee and Collateral Agreement dated June 20, 2017 among C1 Intermediate Corp., ConvergeOne Holdings Corp., the Subsidiaries of ConvergeOne Holdings Corp. from time to time party thereto, and JPMorgan Chase Bank, N.A.	Form S-4	333-221848	10.29	December 1, 2017

10.30††	Avaya Inc. Reseller Master Terms and Conditions dated July 3, 2002 by and between Avaya Inc. and North American Communications Resource, Inc. dba NACR, Inc.

10.31††	Third Amendment to Avaya Inc. Reseller Master Terms and Conditions dated November 3, 2004 by and between Avaya Inc. and North American Communications Resource, Inc.

10.32††	Fourth Amendment to Avaya Inc. Reseller Master Terms and Conditions dated March 7, 2007 by and between Avaya Inc. and North American Communications Resource, Inc.

10.33††	Fifth Amendment to Avaya Inc. Reseller Master Terms and Conditions by and between Avaya Inc. and North American Communications Resource, Inc., dated May 14, 2007

Incorporated by Reference
Exhibit Number	Description of Document	Schedule/Form	File Number	Exhibits	Filing Date

10.34††	Sixth Amendment to Avaya Inc. Reseller Master Terms and Conditions by and between Avaya Inc. and North American Communications Resource, Inc., dated September 28, 2007

10.35††	Systems Integrator Agreement dated June 20, 2016 between Cisco Systems, Inc. and ConvergeOne, Inc.

10.36††	Amendment No. 1 to the Systems Integrator Agreement dated June 30, 2016 between Cisco Systems, Inc. and ConvergeOne, Inc.

21.1	List of Subsidiaries	Form S-4	333-221848	21.1	December 1, 2017

23.1	Consent of Marcum LLP, independent registered public accounting firm of Forum	Form S-4	333-221848	23.1	January 8, 2018

23.2	Consent of RSM US LLP, independent registered public accounting firm of C1	Form S-4	333-221848	23.2	January 8, 2018

23.3**	Consent of Ellenoff Grossman & Schole LLP (included as part of the opinion filed as Exhibit 5.1 hereto and incorporated herein by reference)

23.4	Consent of Cassel Salpeter & Co., LLC, financial advisor of Forum	Form S-4	333-221848	23.4	January 8, 2018

24.1	Power of Attorney (contained on signature page to the registration statement)	Form S-4	333-221848	24.1	December 1, 2017

99.1	Form of Forum Proxy Card	Form S-4	333-221848	99.1	January 8, 2018

99.2**	Consent of John A. McKenna, Jr. to be named as director

99.3**	Consent of Keith W. F. Bradley to be named as director

99.4**	Consent of Behdad Eghbali to be named as director

99.5**	Consent of José E. Feliciano to be named as director

99.6**	Consent of Christopher Jurasek to be named as director

99.7**	Consent of Prashant Mehrotra to be named as director

99.8**	Consent of James Pade to be named as director

99.9**	Consent of Timothy J. Pawlenty to be named as director

101.INS**	XBRL Instance Document

101.CAL**	XBRL Taxonomy Extension Calculation Linkbase Document

101.SCH**	XBRL Taxonomy Extension Schema Document

Incorporated by Reference
Exhibit Number	Description of Document	Schedule/Form	File Number	Exhibits	Filing Date

101.DEF**	XBRL Taxonomy Extension Definition Linkbase Document

101.LAB**	XBRL Taxonomy Extension Labels Linkbase Document

101.PRE**	XBRL Taxonomy Extension Presentation Linkbase Document

*	The annexes, schedules, and certain exhibits to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Forum hereby agrees to furnish supplementally a copy of any omitted annex, schedule or exhibit to the Commission upon request.
**	To be filed by amendment.
†	Indicates a management contract or compensatory plan, contract or arrangement.
††	Confidential treatment has been requested for certain provisions omitted from this Exhibit pursuant to Rule 406 promulgated under the Securities Act. The omitted information has been filed separately with the Securities and Exchange Commission.

Item 22.	Undertakings.

(a)	The undersigned registrant hereby undertakes as follows:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(7)	That every prospectus: (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the undersigned pursuant to the foregoing provisions, or otherwise, the undersigned has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned of expenses incurred or paid by a director, officer or controlling person of the undersigned in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(b)	The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c)	The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on January 12, 2018.

FORUM MERGER CORPORATION

By:	/S/ DAVID BORIS
David Boris Co-Chief Executive Officer, Chief Financial Officer, Vice-President and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ STEPHEN A. VOGEL Stephen A. Vogel	Executive Chairman	January 12, 2018

/S/ MARSHALL KIEV Marshall Kiev	Co-Chief Executive Officer, President and Director (Principal Executive Officer)	January 12, 2018

/S/ DAVID BORIS David Boris	Co-Chief Executive Officer, Chief Financial Officer, Vice-President and Director (Principal Financial and Accounting Officer)	January 12, 2018

* Jerry Elliott	Director	January 12, 2018

* Neil Goldberg	Director	January 12, 2018

* Richard Katzman	Director	January 12, 2018

* Steven Berns	Director	January 12, 2018

*By:	/S/ DAVID BORIS
David Boris
Attorney-In-Fact